Exhibit 10.2

AMENDMENT TO SUBSCRIPTION AGREEMENT

THIS AMENDMENT TO SUBSCRIPTION AGREEMENT (this “Amendment”) is entered into and made effective as of July [*], 2025 (the “Effective Date”), by and between Ryan Davis, an individual (“Ryan”), and NVNI GROUP LIMITED, a Cayman Islands exempted company (the “Company”).

RECITALS

WHEREAS, on December 20, 2023, the Company entered into a Subscription Agreement with Ryan (the “Subscription Agreement”), in which, among other things, Ryan was granted a right (the “Put Option”) to require the Company to purchase all or any portion of the shares of ordinary shares, par value $0.00001 per share, of the Company (“Ordinary Shares”) purchased pursuant to the Subscription Agreement, or one hundred thousand (100,000) shares of Ordinary Shares (the “Put Shares”), at a purchase price per share equal to Two Dollars Four Cents ($2.04);

WHEREAS, Ryan and the Company desire to enter into this Amendment to, among other things, provide the option to the Company to issue shares of Ordinary Shares (“Shares”) in lieu of making a cash payment to Ryan upon Ryan’s exercise of the Put Option, of which cost basis of each Share shall equal Thirty Cents ($0.30), resulting in a total issuance by the Company of up to six hundred eighty thousand (680,000) shares of Ordinary Shares to Ryan.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Amendment to Section 1(b). Section 1(b) of the Subscription Agreement is hereby amended and restated in its entirety as follows:

“(b) Put option. Investor shall have a put option (the “Put Option”) commencing on the one-year anniversary of the Closing Date (as defined below). Pursuant to the Put Option, Investor shall have the right to sell to Issuer, and Issuer shall be obligated to purchase from Investor, all or any portion of shares of Ordinary Shares purchased pursuant to this Subscription Agreement, at a purchase price per share equal to 120% of the Per Share Subscription Price (the “Put Purchase Price” and, the cash payable, a “Cash Payment”); provided, however, that the Company shall have the option, at its sole discretion, to issue shares of Ordinary Shares in lieu of making a Cash Payment, of which the cost basis of each share shall equal Thirty Cents ($0.30), provided that the aggregate value of the shares of Ordinary Shares issuable to Investor in lieu of making any Cash Payment shall not exceed Two Hundred Four Thousand Dollars ($204,000). Investor may exercise the Put Option, in whole or in part, by delivering to Issuer a notice in writing in the form attached hereto in Schedule A (the “Put Notice”) at any time on or after the one- year anniversary of the Closing Date and prior to the Put Expiration Date (as defined below). Within five business days of receipt of the Put Notice, Issuer shall purchase the number of shares identified in the Put Notice (the “Put Shares”) by wire transfer of immediately available funds in an amount equal to the aggregate Put Purchase Price for the Put Shares to Investor’s account specified in the Put Notice or issue shares of Ordinary Shares to Investor or its designees in lieu of making a Cash Payment pursuant to this Section 1(b); provided that payment of the Put Purchase Price or issuance of shares, as applicable, shall be subject to the delivery of the Put Shares to Issuer or Issuer’s registrar for the Shares. The Put Option shall automatically terminate on the date that is the second- year anniversary of the Closing Date and (such earlier date, the “Put Expiration Date”).”

2. Effective Time. This Amendment shall be effective upon the Effective Date.

3. Notice of Reclassification and Adjustment. Ryan hereby acknowledges and agrees that this Amendment shall serve as the requisite amendment and notice pursuant to Section 12 of the Subscription Agreement.

4. Effect of Amendment. Except as set forth in this Amendment, the provisions of the Subscription Agreement shall remain unchanged and shall continue in full force and effect.

5. Governing Law. Ryan and the Company mutually acknowledge and agree that the laws of the State of New York, without regard to the internal laws of New York concerning conflicts of law, govern, control, and apply to this Amendment and all matters or claims arising out of or relating to this Amendment.

6. Entire Agreement. Except as otherwise provided in the Subscription Agreement, this Amendment (including the exhibits attached thereto) constitutes the entire agreement and understanding of the Company and Ryan with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

7. Continuing Agreement. Except as specifically amended hereby, all of the terms of the Subscription Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.

8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

COMPANY

NVNI GROUP LIMITED,
a Cayman Islands exempted company

By:	/s/ Pierre Schurmann
Name:	Pierre Schurmann
Title:	CEO

HOLDER

/s/ Ryan Davis
Ryan Davis, an individual

Signature Page to Amendment to Subscription Agreement